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EXHIBIT 10.13

                             SPLIT-DOLLAR AGREEMENT
                             ----------------------

THIS AGREEMENT, made as of the 22 day of June, 1998 by and between SAVINGS BANK OF THE FINGER LAKES, a New York corporation (hereinafter referred to as the "Employer"), and RALPH E SPRINGSTEAD of Geneva, New York (hereinafter referred to as the "Employee").

WINESSETH THAT:

WHEREAS, the Employee is employed by the Employer; and

WHEREAS, the Employer is desirous of retaining the services of the Employee and of assisting the Employee in paying for life insurance on his own life; and

WHEREAS, the Employer has determined that this assistance can be provided under a split dollar life insurance arrangement; and

WHEREAS, the Employee has applied for, and is the owner of the insurance policy or policies listed in the attached schedule hereto, hereinafter referred to as the "Policy"; and

WHEREAS, the Employer and the Employee agree to make the Policy subject to this Agreement; and

WHEREAS, the Employee has assigned the Policy to the Employer as collateral for amounts to be advanced by the Employer under this agreement by an instrument of assignment filed with the Insurer (hereinafter referred to as the "Assignment");

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NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the Parties hereto hereby agree as follows:

1. The Parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the Assignment filed with the Insurer relating to the Policy. The Employee shall be the sole and absolute owner of the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may be otherwise provided herein and in the Assignment.

2. And dividend declared on the Policy shall be applied to purchase paid-up additional insurance on the life of the Employee while the Employee is employed. The Parties hereto agree that the dividend election provisions of the Policy shall conform to the provisions hereof.

3. The premium for the Policy will be paid by the Employer during the Employee's employment by the Employer and for any period of time that it may have an obligation to pay such premiums thereafter. The premium will be allocated between the Employee and the Employer. The Employee's share of the premium (term insurance allocation) shall be paid by the Employer as agent for the Employee and shall be charged to the Employee as cash compensation, and for all purposes, including the Assignment, shall be deemed cash compensation and not Employer paid premium.

4. The Assignment shall not be terminated, altered or amended by the Employee without the express written consent of the Employer. The Parties hereto agree to take responsible action to cause such Assignment to conform to the provisions of this Agreement.

5. a. Except as otherwise provided herein, the Employee shall not sell, assign, transfer, borrow against, surrender or cancel the Policy, change the beneficiary designation provision thereof, or terminate the dividend election thereof with, in any such case, the

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     express written consent of the Employer. Notwithstanding the forgoing, the
     Employee may borrow or withdraw cash value of the Policy in excess of the collaterally assigned values of the Employer without action of the Board of Trustees. However, Policy loan interest, if any, that may accrue on any such transaction shall not reduce the collaterally assigned values of the Employer, or if such may be the case, Employee will pay such Policy loan interest in cash to the Insurer.

     b. The Employee shall have the right to change the beneficiary or beneficiaries and to borrow policy values only with regard to cash value and death benefit in excess of the collaterally assigned interest of the Employer as described under Sections 6 and 9.

     c. The Employer shall not borrow against the Policy without the express written consent of the Employee.

     d. Upon termination of employment, the Employee shall have the right to alter the dividend option, and the right to take any action with regard to the cash value of the policy in excess of the collaterally assigned interest of the Employer.

6. a. Upon the death of the Employee, the Employer shall promptly take all action necessary to obtain its share of the death benefit provided under the Policy.

     b. The Employer shall have the unqualified right to receive a portion of such Death Benefit equal to the total amount of its share of the premiums paid by it hereunder (hereinafter referred to as the "Net Premiums") without interest. The balance of the death benefit provided under the Policy, if any, shall be paid directly by the Insurer to the beneficiary or beneficiaries and in the manner designated by the Employee. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Employee until the Employer or Insurer acknowledges in writing that the full amount due to the Employer hereunder has been paid. The Parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

7. The Employer shall not merge or consolidate into or with another organization, or reorganize, or sell substantially all of its assets to another organization, fern or person unless and until such

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     succeeding or continuing organization, firm or person agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event, the term "Employer" as used in this Agreement shall be deemed to refer to such successor or survivor organization.

8. This Agreement shall terminate upon the Employee's death and the payment of proceeds pursuant to Section 6 of this Agreement.

9. a. If the employee ceases to be employed by the employer for whatever reason, the Employee has the right to continue to keep the Policy in force either individually or through a subsequent Employer, subject to the requirement that the Policy cash value not be reduced through loans, premium payment options, or in any other manner below the amount needed to repay the Employer the Net Premiums paid by it hereunder.

     b. If the Employee continues to keep the Policy in force, termination of this Agreement shall be pursuant to Section 8 of this Agreement.

     c. If the Employee does not continue to keep the Policy in force, this Agreement will terminate immediately and the Employer will be repaid an amount equal to the lesser of (a) the Net Premiums paid by the Employer or
     (b) the cash surrender value as of the date of the Employee's termination of Employment.

10. The Parties hereto agree that this Agreement shall take precedence over any provisions of the Assignment. The Employer agrees not to exercise any right possessed by it under the Assignment except in conformity with this Agreement.

11. This Agreement may not be amended, altered or modified except by a written instrument signed by both of the Parties hereto and may not be otherwise terminated except as provided herein.

     a. The split-dollar arrangement contemplated herein is an exempt welfare plan under regulations promulgated under Title I of the Employee Retirement Income Security Act of 1974 ("ERISA").

     b. For purposes of ERISA, the Employer will be the "named fiduciary" and "plan administrator" of the split-dollar arrangement contemplated herein, and this Agreement is hereby designated as the written plan instrument.

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     c. The Employee or any beneficiary of his may file a request for benefits with the plan administrator. If a claim request is wholly or partially denied, the plan administrator will furnish to the claimant a notice of its decision within ninety (90) days in writing, and in a manner to be understood by the claimant, which notice will contain the following information:

          (i) the specific reason or reasons for the denial;
          (ii) specific reference to pertinent plan provisions upon which the denial is based;
          (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary.
          (iv) an explanation of the plan's claim-review procedure describing the steps to be taken by a claimant who wishes to submit his claim for review.

     d. A claimant or his authorized representative may, with respect to any denied claim,

          (i) request a review upon written application filed within sixty (60) days after receipt by the claimant of written notice of the denial of his claim;

          (ii) review pertinent documents; and

          (iii) submit issues and comments in writing.

     Any request or submission will be in writing and will be directed to the plan administrator. The plan administrator will have the sole responsibility for the review of any denied claim and will take all appropriate steps in light of its findings. The plan administrator will render a decision upon review of a denied claim within sixty (60) days after receipt of a request for review. If special circumstances warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of request for review. Written notice of any such extension will be furnished to the claimant prior to the commencement of the extension. The decision on review will be in writing and will include specific reasons for the decision written in a manner to be understood by the claimant, as well as the specific references of the pertinent provisions of the plan on which the decision is based. If the decision on review is not furnished to the claimant within the time limits described above, the claim will be deemed denied on review.

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13.  This Agreement shall be binding upon and inure to the benefit of the
     Employer and its successors and assignees and the Employee and his successors, assignees, heirs, executors, administrators and beneficiaries,

14. Except as may be preempted by ERISA, this Agreement, and the rights of the Parties hereunder, shall be governed by and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by its officer thereunto duly authorized and the Employee has hereunto set his hand and seal, all as of the day and year first above written.

                                            SAVINGS BANK OF THE FINGER LAKES

/s/Tyna L. Borrelli                         By:    /s/Terry L. Hammond
----------------------------                       ----------------------------
Witness                                            Terry L. Hammond
                                            Title: Sr. Vice President & CFO

/s/Tyna L. Borrelli                         By:    /s/Ralph E. Springstead
----------------------------                       ----------------------------
Witness                                            Ralph E. Springstead


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